UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

Commission File Number: 333-189762

WEED GROWTH FUND, INC.

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

90-0925760

(I.R.S. Employer Identification No.)

7170 E. McDonald Rd, Suite 3

Scottsdale, AZ 85253

(Address of principal executive offices)

Tel: (480) 725-9060

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 22, 2014, the Company completed the acquisition of securities under that Contribution Agreement dated September 30, 2014 and issued instructions to issue 5,000,000 shares of the Company’s common stock as a result of that agreement. The Contribution Agreement was previously reported in the Company’s 8-K dated September 30, 2014.

The securities acquired include the following:

Hemp, Inc. [HEMP] - 40,000,000 shares of preferred stock, convertible to 100,000.000 shares of common stock.

Grow Condos, Inc. (formerly Calibrus, Inc.) [GRWC] - 400,000 shares of common stock

Cannabis Sativa [CBDS] - 745,000 shares of common stock.

Medical Marijuana Inc. [MJNA] – an option to purchase 1,000,000 shares of common stock for $0.15 per share until September 24, 2017.

Additional details regarding the acquisition of the foregoing securities is contained in the Company’s 8-K dated September 30, 2014, incorporated herein by reference.

ITEM 3.02 – UNREGISTERED SALE OF EQUITY SECURITIES.

On December 22, 2014, the Company authorized the issuance of 5,000,000 restricted shares of its common stock, par value $0.001 per share, to New Compendium Corporation as a result of the Contribution Agreement described in Item 2.01 and the Company’s 8-K dated September 30, 2014, incorporated herein by reference. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are accredited, sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit Number	SEC Reference Number	Title of Document	Location
10.1	10	Contribution Agreement dated September 30, 2014	Incorporated by reference to our Form 8-K of the same date, filed on October 21, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEED GROWTH FUND, INC.

Date: December 30, 2014	By:	/s/ Eric Miller
Eric Miller, President & Director